UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 4, 2000


                          Applied Magnetics Corporation
             (Exact name of registrant as specified in its charter)



         Delaware                      1-6635                 95-1950506
       (State or other              (Commission              (IRS Employer
       jurisdiction of              File Number)             Identification
       incorporation)                                           Number)



                               75 Robin Hill Road
                            Goleta, California 93117
                (Address of principal executive office)( Zip code)


       Registrant's telephone number, including area code: (805) 681-2837
















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Item 4.  Changes in the Company's Certifying Accountant.

         (a) On December 4, 2000, Arthur Andersen LLP resigned as auditors of Applied Magnetics Corporation (the "Company").

         (b) The reports of Arthur Andersen LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope, uncertainty or accounting principles, except as follows: The report of Arthur Andersen LLP for the fiscal year ended October 3, 1998 was modified as to uncertainty regarding the ability of the Company to continue as a going concern. Arthur Anderson LLP did not issue an audit opinion on the financial statements as of and for the fiscal year ended October 2, 1999.

         (c) During the preceding two years and in the subsequent interim periods, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference to the matter in their report. The Company has requested Arthur Andersen LLP to furnish the Company a letter addressed to the Commission stating whether it agrees with the above statements.

         (d) The Company is currently in the process of searching for a new independent public accountant.






















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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 21, 2000                       APPLIED MAGNETICS CORPORATION


                                              By:   /s/ Peter T. Altavilla
                                                 -------------------------
                                                 Name:  Peter T. Altavilla

                                                 Title: Secretary and Controller








































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